Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the “Registration Statement”) of our report dated December 13, 2004, relating to the financial statements and financial highlights which appears in the October 31, 2004 Annual Report to Shareholders of AXA Premier Funds Trust, which is also incorporated by reference into the Registration Statement. We also consent to the incorporation by reference in this Registration Statement of our report dated December 22, 2004, relating to the financial statements and financial highlights which appear in the October 31, 2004 Annual Report to Shareholders of The Enterprise Group of Funds, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the incorporation by reference in this Registration Statement of our report dated December 12, 2003, relating to the financial statements and financial highlights which appear in the October 31, 2003 Annual Report to Shareholders of AXA Premier Funds Trust, which is also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings “Financial Highlights” and “Other Information - Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, NY

December 30, 2004